                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        HealthCare COMPARE Corp.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

Healthcare Logo
                        3200 Highland Avenue Downers Grove, IL 60515-1282 (630)
                       241-7900

                                 April 16, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of HealthCare COMPARE Corp. to be held on Tuesday, May 20, 1997, at the offices of the Company, 3200 Highland Avenue, Downers Grove, Illinois, beginning at 10:00 a.m. The Board of Directors and management are looking forward to personally greeting stockholders who attend the meeting.

     In addition to electing directors, you are being asked to consider a proposal to approve certain provisions of our Chief Executive Officer's new employment agreement: a performance-based compensation provision and the grant of two stock options. The Board of Directors believes these proposals are in the best interests of the Company and its stockholders and recommends a vote FOR each of these proposals. They are more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

     If you will not be able to attend the Annual Meeting, we urge you to exercise your right to vote by promptly completing and returning your signed proxy card in the envelope provided.

     Thank you for your cooperation and continued support.

                                          Sincerely,
                                          THOMAS J. PRITZKER

                                          THOMAS J. PRITZKER
                                          Chairman of the Board

  HealthCare COMPARE Corp. - America's Leader in Total Medical Cost Management

Healthcare Logo
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 20, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of HealthCare COMPARE Corp., a Delaware corporation (the "Company"), will be held at the offices of the Company, 3200 Highland Avenue, Downers Grove, Illinois 60515 on Tuesday, May 20, 1997 at 10:00 a.m., local time, for the following purposes:

     (1) To elect eleven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     (2) To consider and vote upon a proposal to approve the performance-based compensation provision of the employment agreement with the Company's Chief Executive Officer;

     (3) To consider and vote upon a proposal to approve the grant of two stock options to the Company's Chief Executive Officer; and

     (4) To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder at the Company's executive offices, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting.

                                          By Order of the Board of Directors,

                                          RONALD H. GALOWICH
                                          RONALD H. GALOWICH
                                          Secretary
Downers Grove, Illinois
April 16, 1997
                               ------------------

     THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE TO DO SO.

                            HEALTHCARE COMPARE CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1997
                               ------------------

                                  INTRODUCTION

     The Board of Directors of HealthCare COMPARE Corp., a Delaware corporation (the "Company"), is soliciting the accompanying proxy for use at the Annual Meeting of Stockholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any postponements or adjournments thereof. The Company's principal executive offices are located at 3200 Highland Avenue, Downers Grove, Illinois 60515, and its telephone number is (630) 241-7900. Stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 16, 1997.

                                  THE MEETING

VOTING AT THE MEETING

     On March 31, 1997, 32,949,559 shares of common stock, $.01 par value (the "Common Stock"), were issued and outstanding and held by approximately 1,200 holders of record. Each holder of Common Stock issued and outstanding on March 31, 1997 is entitled to one vote for each share of Common Stock held on that date on all matters submitted to a vote of stockholders at the meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of the holders of a majority of the shares voting thereon, in person or by proxy, will be necessary for the approval of (i) the performance-based compensation provision of the employment agreement that the Company recently entered into with James C. Smith, its President and Chief Executive Officer, and (ii) the related grant of two stock options (the "Options") to Mr. Smith.

PROXIES AND PROXY SOLICITATION

     All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If you return your proxy but do not indicate how you want it voted, it will be voted FOR the election of each nominee named below under "Election of Directors," FOR the approval of the performance-based compensation provision of the employment agreement with the Company's Chief Executive Officer and FOR the grant of the Options to the Company's Chief Executive Officer. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. You may revoke your proxy at any time before it is voted by submitting a timely written notice of revocation or by submitting a properly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if you attend the meeting, you may elect to revoke your proxy and vote your shares personally.

     Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     In addition to solicitation by mail, the Company has hired the firm of D.F. King & Co. Inc. to assist in the solicitation of proxies at an estimated cost of not more than $7,500. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will ask brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers and fiduciaries and will reimburse them for their reasonable out-of-pocket expenses.

                           COMMON STOCK OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of March 31, 1997.

                                                                NUMBER OF SHARES           APPROXIMATE
                     NAME AND ADDRESS                          BENEFICIALLY OWNED       PERCENT OF CLASS
                     ----------------                          ------------------       -----------------
FMR Corp(1)................................................        2,207,000                  6.7%
82 Devonshire Street
Boston, MA 02109
Lincoln Capital Management Company(2)......................        2,111,400                  6.4%
200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
CIBC Trust Company (Bahamas) Limited, as Trustee of
  Settlement T-551(3)......................................        2,000,000                  6.1%
Post Office Box N-3933
Shirley Street
Nassau, Bahamas

---------------

(1) Includes 2,154,700 shares beneficially owned by Fidelity Management & Research Company and 52,300 shares beneficially owned by Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 2,100 shares and sole dispositive power with respect to 2,207,000 shares.

(2) In the Schedule 13G it filed with the Securities and Exchange Commission, Lincoln Capital Management Company disclaimed beneficial ownership of such shares.

(3) The beneficiaries of the trusts are certain grandchildren of A.N. Pritzker, deceased. The trustee has sole voting and investment power with respect to such shares.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of Common Stock by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table appearing elsewhere herein, and (iii) all directors and executive officers as a group as of March 31, 1997.

Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                                                           APPROXIMATE
                                                                NUMBER OF SHARES        PERCENT OF CLASS
                           NAME                                BENEFICIALLY OWNED       (IF MORE THAN 1%)
                           ----                                ------------------       -----------------
Robert J. Becker, M.D., F.A.C.P. ..........................           83,900(1)                  *
Michael J. Boskin, Ph.D. ..................................           22,000(2)                  *
Daniel S. Brunner..........................................          120,084(3)                  *
Robert S. Colman...........................................          136,312(4)                  *
Ronald H. Galowich.........................................           94,000(5)                  *
Harold S. Handelsman.......................................            9,000(6)                  *
Burton W. Kanter...........................................           26,000(7)                  *
Don Logan..................................................            9,000(8)                  *
Thomas J. Pritzker.........................................          675,200(9)               2.0%
David E. Simon.............................................           19,000(10)                 *
James C. Smith.............................................          656,836(11)              2.0%
Mary Anne Carpenter........................................           37,379(12)                 *
Alton L. Dickerson.........................................           50,012(13)                 *
Patrick G. Dills...........................................           22,824(14)                 *
Joseph E. Whitters.........................................           47,444(15)                 *
Edward L. Wristen..........................................           85,178(16)                 *
All Directors and Executive Officers as a Group (16
persons)...................................................        2,094,169(17)              6.3%

---------------
  *  Less than 1%.

 (1) Includes 4,000 shares subject to immediately exercisable options held by Dr. Becker and 50,000 shares beneficially owned by Dr. Becker's wife.

 (2) Consists of 22,000 shares subject to immediately exercisable options held by Dr. Boskin.

 (3) Includes 7,750 shares subject to immediately exercisable options held by Mr. Brunner and 60,000 shares held by a trust of which Mr. Brunner is a co-trustee.

 (4) Consists of 20,000 shares subject to immediately exercisable options held by Mr. Colman, 116,126 shares held by a trust of which Mr. Colman is the trustee and 186 shares beneficially owned by Mr. Colman's wife.

 (5) Includes 20,000 shares subject to immediately exercisable options held by Mr. Galowich.

 (6) Consists of 9,000 shares subject to immediately exercisable options held by Mr. Handelsman.

 (7) Consists of 26,000 shares subject to immediately exercisable options held by Mr. Kanter. Does not include 190,000 shares owned by Walnut Capital Corp., of which Mr. Kanter is the Chairman of the Board, or 10,000 shares owned by Walnut Financial Services, Inc. of which Mr. Kanter is the Chairman of the Board. Mr. Kanter disclaims beneficial ownership of all shares owned by Walnut Capital Corp. and by Walnut Financial Services, Inc.

 (8) Consists of 9,000 shares subject to immediately exercisable options held by Mr. Logan.

 (9) Includes 80,000 shares subject to immediately exercisable options held by Mr. Pritzker.

(10) Consists of 19,000 shares subject to immediately exercisable options held by Mr. Simon.

(11) Includes 225,000 shares subject to immediately exercisable options held by Mr. Smith and 28,696 shares held by a foundation of which Mr. Smith is an officer and director.

(12) Includes 16,125 shares subject to immediately exercisable options held by Ms. Carpenter.

(13) Includes 48,043 shares subject to immediately exercisable options held by Mr. Dickerson.

(14) Includes 10,000 shares subject to immediately exercisable options held by Mr. Dills.

(15) Includes 29,124 shares subject to immediately exercisable options held by Mr. Whitters.

(16) Includes 73,000 shares subject to immediately exercisable options held by Mr. Wristen.

(17) Includes an aggregate of 618,042 shares subject to immediately exercisable options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file reports of initial ownership and changes in ownership of Common Stock with the Securities and Exchange Commission (the "Commission"). Based solely on a review of such reports furnished to the Company, the Company believes that during 1996 all persons known by it to be subject to these requirements complied with them on a timely basis, except for Messrs. Becker (reporting one transaction), Brunner (reporting one transaction), Colman (reporting four transactions), Dickerson (reporting one transaction) and Whitters (reporting four transactions), each of whom filed one untimely report.

                             ELECTION OF DIRECTORS

     At the meeting, eleven directors will be elected to the Board of Directors. Each director elected at the meeting will hold office until the next Annual Meeting of Stockholders of the Company or until his respective successor is duly elected and qualified.

     The Board of Directors has nominated and it is the intention of the persons named in the enclosed proxy to vote for the election of the nominees named below, each of whom has consented to serve as a director if elected. All of the nominees have previously been elected at meetings of the Company's stockholders except for Messrs. Handelsman and Logan, who were elected by the Board of Directors on August 8, 1996.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     The following information is furnished with respect to each nominee:

                 NAME, PRINCIPAL OCCUPATION                            YEAR FIRST
                 AND OTHER DIRECTORSHIPS(1)                     AGE     ELECTED
                 --------------------------                     ---    ----------
Robert J. Becker, M.D., F.A.C.P.............................    74        1982
Chairman Emeritus and private investor since May 1990;
founder of the Company and Chairman of the Board from its
inception to May 1990; prior thereto, engaged in the
practice of internal medicine (allergy and clinical
immunology) for 26 years.
Michael J. Boskin, Ph.D.....................................    51        1994
Professor of Economics, Stanford University since 1971;
Research Associate, National Bureau of Economic Research
since 1975; President and Chief Executive Officer of Boskin
& Company, an economic consulting firm, since 1980; Adjunct
Scholar, American Enterprise Institute since 1993; Chairman
of the Council of Economic Advisors from 1989 to 1993;
director of Oracle Systems, Inc., a developer of computer
software, Exxon Corporation, an integrated oil and gas
company and Airtouch Communications, Inc., a wireless
communications company.
Daniel S. Brunner...........................................    53        1988
Executive Vice President--Government Affairs of the Company
since January 1994; Chief Operating Officer--Policy and
Government Affairs of the Company from 1992 to January 1994.
Robert S. Colman............................................    55        1992
Founder in 1996 of Colman Partners, a private merchant
banking firm; partner since 1991 of Colman Furlong & Co., a
private merchant banking firm; director of Cleveland-Cliffs,
Inc., a producer and processor of iron ore; and Van Wagoner
Funds, Inc., a no-load, open-end management investment
company.

                 NAME, PRINCIPAL OCCUPATION                            YEAR FIRST
                 AND OTHER DIRECTORSHIPS(1)                     AGE     ELECTED
                 --------------------------                     ---    ----------
Ronald H. Galowich..........................................    61           1982
Chairman of the Board of Madison Group Holdings, Inc., a
multipurpose business and investment company, since 1990;
Chairman, Madison Realty Group, Inc., a real estate
investment and development firm, since 1985; Chairman and
Chief Executive Officer of Madison Information Technologies,
Inc., a data integration, software solutions and technology
company serving the healthcare industry, since 1994;
Secretary of the Company since 1983; General Counsel of the
Company from 1983 to March 1997; Executive Vice President of the Company from 1983 to May 1994.
Harold S. Handelsman........................................    50           1996
Senior executive officer of Hyatt Corporation, a diversified company primarily engaged in real estate and hotel
management activities, since 1978; and Senior Vice
President, General Counsel and Secretary since 1983;
director of a number of private corporations.
Burton W. Kanter............................................    66           1984
Of counsel to the law firm of Neal, Gerber & Eisenberg since
1986; Chairman of the Board of Walnut Financial Services,
Inc., a venture capital and consulting firm, since February
1995; Chairman of the Board of Walnut Capital Corp., a
venture capital firm, since 1983; director of Logic Devices
Incorporated, a manufacturer of microchips; Scientific
Measurement Systems, Inc., a manufacturer and retailer of
industrial tomographic machines; Power Cell, Inc., a
developer of long life auxiliary batteries; and Channel
America LPTV Holdings, Inc., a network of television
stations.
Don Logan...................................................    53           1996
President and Chief Executive Officer of Time Inc. a wholly
owned subsidiary of Time Warner Inc., since 1994; President
and Chief Operating Officer of Time Inc. from June 1992 to
July 1994; Chairman and Chief Executive Officer of Southern
Progress Corp., a wholly owned subsidiary of Time Inc. prior to June 1992.
Thomas J. Pritzker..........................................    46        1990(2)
Chairman of the Board of the Company since May 1990;
President of Hyatt Corporation, a diversified company
primarily engaged in real estate and hotel management
activities, since March 1979.
David E. Simon..............................................    35           1990
President, Chief Executive Officer and director of Simon
DeBartolo Group, Inc., a real estate investment trust which
is a shopping center owner, developer and manager, since
1993; Executive Vice President and Chief Financial Officer
of Melvin Simon & Associates, Inc., a privately-held firm
engaged in the development of shopping centers, since 1990;
Vice President of Wasserstein Perella & Co., Inc., an
investment banking firm, from 1988 to 1990.
James C. Smith..............................................    56           1984
President and Chief Executive Officer of the Company since
January 1984.

---------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act and directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

(2) Mr. Pritzker previously served as a director of the Company from 1985 to 1986.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has designated an Audit Committee, a Compensation Committee and a Committee on Director Affairs. The current members of the Audit Committee are Burton W. Kanter (Chairman), Michael J. Boskin, Ronald H. Galowich and Robert J. Becker, M.D. The current members of the Compensation Committee are Robert S. Colman (Chairman), David E. Simon and Don Logan. The current members of the Committee on Director Affairs are Michael J. Boskin (Chairman), Robert S. Colman and Thomas J. Pritzker.

     The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan, scope and results of auditing engagements, reviewing the accounting principles being applied and the effectiveness of internal controls, assuring, in its oversight role, that management fulfills its responsibilities in the preparation of the Company's financial statements, directing and supervising special investigations at the Board of Directors' request and reviewing and approving or disapproving specific transactions when requested to do so by the Board of Directors.

     The functions of the Compensation Committee include administering and interpreting the Company's various stock option and stock purchase plans, and making certain recommendations to the Board of Directors with respect to executive compensation and the hiring of members of senior management whose salaries exceed a level specified from time to time by the Board of Directors.

     The functions of the Committee on Director Affairs include identifying potential candidates to serve as directors of the Company, recommending such candidates to the Board of Directors and providing an annual assessment to the Board of its performance. The Committee on Director Affairs will consider nominees recommended by stockholders. Any suggestions may be submitted in writing to the attention of "Committee on Director Affairs of the Board of Directors" at the Company's principal offices.

     During 1996, the Board of Directors held six meetings, the Audit Committee held one meeting, the Compensation Committee held three meetings and the Committee on Director Affairs held two meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 1996, with the exception of Mr. Simon.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Other than Mr. Galowich, who served as a member of the Compensation Committee until December 31, 1996 and as the General Counsel of the Company until March 1997 and who serves as the Secretary of the Company, none of the members of the Committee, during 1996 or prior thereto, was an officer or employee of the Company or any of its subsidiaries. Mr. Galowich did not participate in any deliberations regarding his compensation.

     The Company's retainer agreement with Mr. Galowich, pursuant to which he served as General Counsel of the Company, expired on December 31, 1996. As consideration for such services, Mr. Galowich received $3,750 per month and was entitled to participate in all employee welfare benefit programs maintained by the Company for its employees and executives. In addition, the Company has agreed to provide to Mr. Galowich and his wife (if he subsequently remarries and requests coverage for his wife), for the life of each of them, at the Company's expense (subject to certain limitations), various health benefits.

CERTAIN OTHER TRANSACTIONS

     Trusts for the benefit of certain members of the Pritzker family beneficially own approximately 6.1% of the Common Stock. See "Common Stock Ownership of Certain Beneficial Owners." In addition, other trusts for the benefit of certain members of the Pritzker family control Hyatt Corporation ("Hyatt") and other trusts for the benefit of certain members of the Pritzker family own, directly or indirectly, Marmon Holdings, Inc. ("Marmon"). As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Thomas J. Pritzker, Chairman of the Board of the Company, is the President of Hyatt. The Company provides utilization management services and preferred provider organization ("PPO") services to a benefit plan maintained by Hyatt. In addition, the Company provides utilization review and PPO services to certain subsidiaries of Marmon. Such services are performed pursuant to standardized service contracts, the terms of which are no less favorable to the Company than those obtainable from unaffiliated parties. During 1996, the aggregate fees paid to the Company by Hyatt and by subsidiaries of Marmon were approximately $209,000 and $122,000, respectively.

     A subsidiary of the Company is the holder of a limited partnership interest in Trimont Partners 1995 L.P. (the "1995 Partnership"), the general partner of which is Triton Container International Limited ("Triton") and one of the other limited partners of which is Rosemont Leasing, Inc. ("Rosemont"). The 1995 Partnership holds a 50% partnership interest in the 1995 tranche of Trimont Leasing Partners ("Trimont"). Trimont owns intermodal cargo containers which are managed by Triton and leased to third parties. Trusts for the benefit of certain members of the Pritzker family and their relatives beneficially own approximately 78% of Triton, and trusts for the benefit of members of the Pritzker family indirectly own all of the capital stock of Rosemont.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to all compensation paid to the Company's Chief Executive Officer and to each of the five other most highly paid executive officers as of December 31, 1996 during each of the Company's last three fiscal years by the Company for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                ANNUAL COMPENSATION                         AWARDS
                                  ------------------------------------------------   ---------------------
                                                                    OTHER ANNUAL     SECURITIES UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)      OPTIONS/SARS(#)      COMPENSATION($)(2)
  ---------------------------     ----   ------------   --------   ---------------   ---------------------   ------------------
James C. Smith..................  1996     $684,000     $375,000       $ 9,600                   --               $10,635
President and Chief               1995      667,660     350,000          9,600                   --                 9,306
Executive Officer                 1994      650,000     300,000         10,920                   --                 9,306
Edward L. Wristen...............  1996      259,167      40,000             --                   --                 7,913
Executive Vice President,         1995      240,000      50,000             --                   --                 7,678
Risk Products                     1994      201,250      27,500             --               80,000                 6,635
Patrick G. Dills................  1996      234,167      51,700             --                   --                 7,862
Executive Vice President,         1995      215,417      23,600             --                   --                 7,627
Managed Care Sales                1994      200,000          --             --               50,000                 6,657
Mary Anne Carpenter.............  1996      240,417      40,000             --                   --                 8,579
Executive Vice President,         1995      215,417      40,000             --                   --                 8,240
Service Products                  1994      199,180      16,667             --               60,000                 7,812
Joseph E. Whitters..............  1996      234,167      50,000             --                   --                 7,729
Vice President, Finance and       1995      212,083      50,000             --                   --                 7,503
Chief Financial Officer           1994      188,333      31,667             --               80,000                 7,475
Alton L. Dickerson..............  1996      218,750      40,000             --                   --                 8,077
Senior Vice President,            1995      189,583      40,000             --                   --                 7,771
Provider Networks and             1994      154,347      28,333             --               50,000                 6,806
OUCH Systems Administration

---------------
(1) Pursuant to the rules promulgated by the Commission, does not include discounts on shares of Common Stock purchased by each of the named executive officers from the Company pursuant to the Company's Employee Stock Purchase Plan, which discounts are available generally to all eligible employees.
(2) The amounts shown in this column for 1996 consist of payments made by the Company on behalf of each of Messrs. or Mses. Smith, Wristen, Dills, Carpenter, Whitters and Dickerson of $7,125, $7,125, $7,125,

     $7,125, $7,125 and $7,125, respectively, under the Company's Retirement Savings Plan, together with insurance premiums paid by the Company in the amounts of $3,510, $788, $737, $1,454, $604, and $952 for the benefit of
     Messrs. or Mses. Smith, Wristen, Dills, Carpenter, Whitters and Dickerson, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted in fiscal 1996 to any of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises in fiscal 1996 by each of the named executive officers and the value of such officers' unexercised options at December 31, 1996.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS
                              SHARES                           FISCAL YEAR END(#)           AT FISCAL YEAR-END($)(1)
                            ACQUIRED ON       VALUE       ----------------------------    ----------------------------
          NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----              -----------    -----------    -----------    -------------    -----------    -------------
James C. Smith..........      231,250      $6,714,290       225,000             --        $4,384,375       $     --
Edward L. Wristen.......       20,000         685,617        66,000         55,000           875,650        943,725
Patrick G. Dills........       10,000         274,500        10,000         30,000           185,750        557,250
Mary Anne Carpenter.....        2,625          59,422        16,125         36,000           273,947        668,700
Joseph E. Whitters......       19,376         530,370        29,124         48,000           512,766        891,600
Alton L. Dickerson......       13,000         305,188        41,043         37,000           545,427        609,375

---------------
(1) The closing sale price of the Common Stock on December 31, 1996 was $42.375.

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into an employment agreement with James C. Smith which expires on December 31, 1999 unless previously terminated in accordance with its terms. Under this agreement, Mr. Smith serves as the President and Chief Executive Officer of the Company and receives an annual base salary of not less than $900,000 (adjusted yearly based on increases, if any, in the Consumer Price Index) and, for each year in which the Company's earnings per share increases by at least 10% from the prior year (the "Threshold Increase"), additional performance-based compensation equal to the product of $36,000 multiplied by each percentage point (or fraction thereof) by which the Company's earnings per share for such year exceeds the Threshold Increase. See "Approval of Performance-Based Compensation Provision." Pursuant to the agreement, Mr. Smith is entitled to participate in all employee benefit programs and other policies and programs of the Company. The Company has also agreed to provide to Mr. Smith and his wife, for the life of each of them, at the Company's expense (subject to certain limitations) various health benefits. The agreement also requires the Company (under certain circumstances) to pay Mr. Smith the balance of the base salary amounts due under the agreement, including all accrued benefits, upon the termination of his employment. In connection with his employment agreement, Mr. Smith was granted options in 1997 to purchase 600,000 shares of Common Stock. See "Approval of Stock Option Grants."

DIRECTORS' COMPENSATION

     The Company pays each director who is not an employee or officer of the Company an annual fee of $25,000 for serving on the Board of Directors. In addition, the Company pays each outside director $1,000 for each Board of Directors meeting attended and $750 for each committee meeting attended which is on a date other than a date on which there is a Board of Directors meeting.

     The Company maintains the Directors' Option Plan (the "Directors' Plan") pursuant to which the Chairman of the Board and other members of the Board of Directors who are not employees or officers of the Company are eligible to receive options to purchase shares of Common Stock. The Committee is also permitted under the Directors' Plan to make discretionary grants of options to new members of the Board of Directors. Solely for purposes of the Directors' Plan, Ronald H. Galowich, who served as General Counsel of the Company until March 1997, has been deemed to be a director who is not also an employee or officer of the Company. Under the Directors' Plan, on the date of the Board of Directors meeting immediately following each Annual Meeting of Stockholders of the Company, each eligible participant receives an option to purchase 4,000 shares of Common Stock. The Chairman of the Board of Directors receives an option to purchase an additional 10,000 shares of Common Stock, and the Chairman of each of the Audit Committee, Compensation Committee and Committee on Director Affairs receives an option to purchase an additional 1,000 shares of Common Stock. The exercise price of each such option is equal to the "fair market value" of the Common Stock on the date of grant. In 1996, pursuant to the Directors' Plan, Mr. Pritzker was granted an option to purchase 14,000 shares of Common Stock, each of Messrs. Kanter and Colman and Dr. Boskin was granted an option to purchase 5,000 shares of Common Stock and each of Messrs. Galowich and Simon and Dr. Becker was granted an option to purchase 4,000 shares of Common Stock. Each of such options was granted on May 21, 1996 and has an exercise price of $47.125, the closing price of the Common Stock on the Nasdaq National Market on such date. In addition, on September 17, 1996, each of Messrs. Handelsman and Logan was granted an option to purchase 9,000 shares of Common Stock at an exercise price of $41.625, the closing price of the Common Stock on the Nasdaq National Market on such date.

     Pursuant to an employment agreement which expired on May 2, 1993, the Company agreed to provide to Dr. Becker, the Chairman Emeritus of the Board of Directors, and his wife, for the life of each of them, at the Company's expense (subject to certain limitations), various health benefits.

     On March 26, 1996, the Company entered into a consulting agreement with Dr. Boskin, a director of the Company, pursuant to which the Company agreed for each year during which he serves as a director of the Company to pay Dr. Boskin a consulting fee of $5,000 and to grant him an option under the Company's 1995 Stock Option Plan (the "Option Plan") to purchase 3,000 shares of Common Stock. Pursuant to this agreement, on March 26, 1996, the Company granted to Dr. Boskin an option to purchase 3,000 shares of Common Stock at an exercise price of $48.50 per share, the closing price of the Common Stock on the Nasdaq National Market on such date.

     See "Election of Directors--Compensation Committee Interlocks and Insider Participation" and "--Certain Other Transactions" for information regarding certain transactions with other directors of the Company.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for reviewing and approving the two primary elements of the Company's executive compensation program--cash compensation (comprised of base salary and bonuses) and stock options. The Committee carries out its responsibilities with significant input from the Chief Executive Officer and other members of senior management. Based on such input and on an assessment of various subjective criteria including the overall contributions made by an individual (both on a current and a long-term basis) and the Company's performance, the Committee makes recommendations to the Board of Directors with respect to executive cash compensation, the establishment and maintenance of other compensation programs and the granting of stock options. During 1996, the Board of Directors did not modify or otherwise alter any of the Committee's recommendations. The Company's philosophy, which the Committee and the Board of Directors seek to implement, is to design compensation packages which will enable the Company to attract and retain qualified employees and encourage such persons to maximize their efforts on behalf of the Company.

     The Company currently maintains the 1995 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to aid the Company in securing and retaining employees and consultants and to motivate such employees and consultants to exert their best efforts on behalf of the Company. Option grants are intended to encourage performance that will result in appreciation of the market value of the Common Stock. The Committee believes that the Company's stock option plans have historically been very helpful in attracting and retaining skilled employees at all levels. Stock options are generally awarded once during the year to optionees selected by the Committee based on recommendations from the Chief Executive Officer and other members of senior management of the Company. In recommending or making option awards, the Committee considers various factors, including senior management's subjective assessment of the contributions made to the Company by the proposed optionee during the preceding year, the potential future contributions to be made by such person, such person's current salary level and the terms of previous option grants. In addition, the Committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share and improvements in relations with customers, providers and employees.

     The Company also maintains the Executive Program, the purpose of which is to attract and retain highly qualified members of senior management and to align the interests of such persons with the interests of the Company's stockholders. Pursuant to the Executive Program, which is administered under and as part of the Option Plan, key members of senior management are eligible to receive incrementally vesting stock options. The Chief Executive Officer nominates participants and recommends grant awards. In addition to the factors outlined above, these recommendations are based on predetermined guidelines which take into account a potential grantee's salary and current management position. The recommendations are then considered and voted upon by the Committee. Stock options are to be granted under the Executive Program upon the recommendation of the Committee at approximately a three year interval (grants to newly hired key employees may be made earlier) and the options vest and become exercisable over the five years following the date of grant. By making large, infrequent grants of options and extending the vesting of such options over a five-year period, the Company is able to provide senior management with a significant financial stake in the future success of the Company while also creating a strong disincentive for such persons to leave the Company's employ before the options fully vest. In March 1997, options covering an aggregate of 805,000 shares of Common Stock were granted to 28 members of senior management. Such options were granted at an exercise price of $41.125, 100% of the closing sale price of the Common Stock on the date of grant. These options vest at a rate of 20% per year on each of the first five annual anniversaries of the date of grant and expire ten years from the grant date. Options were previously granted to certain members of senior management in 1994.

     The Chief Executive Officer is authorized to extend an offer of employment to, and establish the salary of, an executive officer whose annual salary is less than $350,000. In the case of an executive officer whose annual salary will equal or exceed $350,000, the hiring of such individual and the amount of compensation to be paid is subject to the approval of the Board of Directors. The Company has never extended an offer of employment requiring such approval. After an executive officer has joined the Company, depending on the relevant circumstances, increases in his or her salary are either as provided for in his or her employment agreement, approved by the Chief Executive Officer, or approved by the Committee or the Board of Directors.

     Under an employment agreement with James C. Smith, the Company's Chief Executive Officer, which expired on December 31, 1996, the Committee was obligated to review Mr. Smith's performance at the end of the fiscal year and recommend to the Board of Directors the amount of bonus compensation, if any, to which he was entitled. Based on its review of Mr. Smith's performance in 1996, the Committee recommended the payment to Mr. Smith of bonus compensation in the amount of $375,000, which recommendation was approved by the Board of Directors in December 1996. In reviewing Mr. Smith's performance during 1996, the Committee considered numerous factors including his contributions with respect to (i) the record revenues, earnings and profit margins attained by the Company in 1996, (ii) the successful solidification of the Company's relationships with its distribution partners and the addition of several significant new clients,
(iii) the prospective growth of the Company through the development and sale of risk products.

     In January 1997, the Company entered into a new employment agreement with James C. Smith which expires on December 31, 1999. Pursuant to this agreement Mr. Smith will receive an annual base salary of not less than $900,000 plus an additional performance-based compensation payment in the event the Company's earnings per share increase by more than 10% from the prior year. See "Approval of Performance-Based Compensation Provision." Mr. Smith also was granted options to purchase an aggregate of 600,000 shares of Common Stock pursuant to the employment agreement. See "Approval of Stock Option Grants." The terms of Mr. Smith's employment agreement were approved by the Committee and ratified by the Board of Directors. In its deliberations, the Committee considered, among other factors, Mr. Smith's continuing importance to the Company's future growth and his leadership in guiding the exploration of new markets (and expanding current markets) in order to ensure that the Company retains its preeminent position in the managed care industry.

     As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of some types of compensation payments depends on various factors beyond the Committee's control. Therefore, not all executive compensation will be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          THE COMPENSATION COMMITTEE

                                          Robert S. Colman, Chairman
                                          Don Logan
                                          David E. Simon

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock for the five fiscal years ended December 31, 1996 with the cumulative total return on the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) over the same period (assuming the investment of $100 in each of the Common Stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) on December 31, 1991).

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
         AMONG THE COMPANY'S COMMON STOCK, NASDAQ HEALTH SERVICES INDEX
           AND TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S.)

        MEASUREMENT PERIOD           COMPANY COMMON      NASDAQ HEALTH    TOTAL RETURN INDEX
      (FISCAL YEAR COVERED)               STOCK         SERVICES INDEX      FOR THE NASDAQ
                                                                             STOCK MARKET
                                                                                (U.S.)
12/31/91                                          100                100                 100
12/31/92                                           76                104                 116
12/31/93                                           62                120                 134
12/31/94                                           88                128                 131
12/31/95                                          110                163                 185
12/31/96                                          107                163                 227

              APPROVAL OF PERFORMANCE-BASED COMPENSATION PROVISION

     As described under "Executive Compensation -- Employment Agreements," the Company has entered into a new employment agreement with James C. Smith, who has served as its President and Chief Executive Officer since 1984, providing for Mr. Smith's continued service through December 31, 1999. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), eliminates the deductibility of compensation over $1,000,000 paid to certain executive officers in any year unless, among other things, the stockholders have approved such compensation. In order to satisfy this criteria, the Board of Directors is submitting the performance-based compensation provision of Mr. Smith's employment agreement for approval by the Company's stockholders.

     Commencing with fiscal 1997, a portion of Mr. Smith's compensation will be tied to the growth of the Company's earnings per share ("EPS") above an annual threshold growth rate of 10%. After payment of Mr. Smith's base salary, Mr. Smith's compensation for each year will be determined by multiplying (a) $36,000 by (b) each percentage point (or fraction thereof) by which EPS for such year exceeds the threshold EPS. The threshold EPS for fiscal 1997 will be $2.46, which is 10% above the Company's EPS of $2.24, in fiscal 1996. For each subsequent fiscal year, the threshold EPS will be 10% more than the prior year's threshold EPS.

     The full text of the performance-based compensation provision is set forth below:

        "Additional Compensation" As soon as practicable after the end of each fiscal year of the Company during the term of this Agreement commencing with the year ending December 31, 1997 in which the earnings per share of Common Stock of the Company for such fiscal year (determined in accordance with generally accepted accounting principles) ("EPS") increases by at least 10% from the EPS for the immediately preceding fiscal year (the "Threshold Increase"), the Employee shall receive additional compensation in an amount equal to the product obtained by multiplying $36,000 by each percentage point (or fraction thereof) by which EPS for such year exceeds the Threshold Increase. By way of example, if EPS for 1997 increases by 8% from EPS for 1996, no additional compensation will be payable to the Employee; if EPS for 1997 increases by 21.5% from EPS for 1996, additional compensation in the amount of $414,000 i.e., ($36,000 X 21.5% - 10%) will be payable to the Employee. For purposes of this Agreement, EPS shall be adjusted in an appropriate manner in the event of any stock split, stock dividend or similar change in the Common Stock during the term of this Agreement."

     The Board believes that the performance-based compensation provision, as a component of the entire compensation package contained in Mr. Smith's new employment agreement, is in the best interests of the Company and its stockholders. In approving and ratifying the new agreement, the Board and the Compensation Committee took into account, among other things, Mr. Smith's substantial contributions to the Company in the course of its growth since he first became Chief Executive Officer and the desirability of obtaining Mr. Smith's commitment to carry out future projects of the Company beyond the term of his prior employment agreement.

     If the performance-based compensation provision is not approved by the Company's stockholders, then no compensation will be paid to Mr. Smith under such provision. However, the Company will negotiate with Mr. Smith to reach a mutually acceptable alternative to such provision which would also be subject to stockholder approval at a later date.

     The Board of Directors recommends that stockholders vote FOR the approval of the performance-based compensation provision.

                        APPROVAL OF STOCK OPTION GRANTS

     In connection with the execution of his new employment agreement, Mr. Smith was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $42.375 per share (the "$42.375 Option"), an option to purchase 200,000 shares of Common Stock at an exercise price of $44.49 per share (the "$44.49 Option"), and an option to purchase 200,000 shares of Common Stock at an exercise price of $46.61 per share (the "$46.61 Option" and collectively with the $42.375 Option and the $44.49 Option, the "Options"). See "Executive Compensation--Employment Agreements." The exercise price of the $42.375 Option, the $44.49 Option and the $46.61 Option equal 100%, 105% and 110%, respectively, of the closing price of the Common Stock on the Nasdaq National Market on December 31, 1996, the last trading day prior to the date on which such options were granted. Mr. Smith will not receive any benefit from exercising the Options unless subsequent to the date on which each Option becomes exercisable the market price of the Common Stock exceeds the exercise price of such Option. The closing sale price of the Common Stock on April 14, 1997 was $38.375 per share.

     The Company believes that the retention of the services of Mr. Smith as President and Chief Executive Officer through 1999 will provide the Company with the opportunity to arrange for a smooth transition to new senior management once his term is complete and will enable the Company to maintain its preeminent position in the managed care industry. The Company further believes that the grant of the Options is an integral part of the new employment agreement for Mr. Smith, as well as for the Company, as the Options are a strong incentive to maximize the Company's potential. The fact that Mr. Smith was keenly interested in receiving the Options underlines his confidence in the future of the business of the Company and his belief in such potential.

     The $42.375 Option is exercisable, in whole or in part, beginning on December 31, 1997 and ending on March 31, 1998. The $44.49 Option is exercisable, in whole or in part, beginning on December 31, 1998 and ending on March 31, 1999. The $46.61 Option is exercisable, in whole or in part, beginning on December 31, 1999 and ending on March 31, 2000. In the event the Company enters into any agreement providing for (i) the sale of all or substantially all of the assets of the Company or (ii) a merger, consolidation or reorganization which would result in the stockholders of the Company immediately prior to such transaction owning less than 50% of the surviving corporation, or if Mr. Smith's employment is terminated by the Company without cause, the Options will become exercisable in full without regard to any limitations on exercise. The number of shares to be issued under and the exercise price of the Options are subject to adjustment, in accordance with the terms of the Options, to reflect stock dividends, stock splits and other similar transactions effected by the Company prior to the exercise, expiration or termination of the Options.

     Upon the exercise of an Option, Mr. Smith is required to make payment in full to the Company of the exercise therefor, (i) in cash or (ii) with previously acquired shares of Common Stock or (iii) a combination of cash and shares of Common Stock having an aggregate fair market value equal to the exercise price, in each case, at Mr. Smith's option, together with any required tax withholding payments.

     The Options are not transferable or assignable by Mr. Smith other than by will or by the laws of descent and distribution and are exercisable during his lifetime only by Mr. Smith, except that, if an Option has vested or is scheduled to vest within 90 days following the death of Mr. Smith, Mr. Smith or his legal representation may for 90 days following the death (but before termination of the exercise period), exercise such Option.

     Although the Options purport to be "incentive stock options" as defined in
Section 422 of the Code, due to limitations imposed by the Code the $42.375 Option will only be afforded such treatment with respect to 2,359 shares of Common Stock. The balance of the $42.375 Option and the entire $44.49 Option and $46.61 Option constitute nonstatutory options. No income was recognized by Mr. Smith for federal income tax purposes on the date the Options were granted. Upon exercise of a nonstatutory option, Mr. Smith will be required to recognize ordinary income, and the Company will be entitled to a corresponding deduction as compensation paid, in an amount equal to the difference between aggregate exercise price paid by Mr. Smith and the then current market value of the shares acquired. Section 162(m) of the Code does not limit the amount of the deduction to which the Company will be entitled upon the exercise of the $42.375 Option. Similarly, if the $44.49 Option and the $46.61 Option are approved by the Company's stockholders, such Options also will be exempt from the limitations of
Section 162(m) of the Code. No income will be recognized for federal income tax purposes by Mr. Smith, and no deduction will be available to the Company, when the incentive stock options are exercised. The incentive stock options will be taxed as nonstatutory options, however, if Mr. Smith sells the shares acquired upon exercise of the incentive stock options within one year after exercise or two years after the date of grant.

     The $42.375 Option was granted pursuant to the Option Plan, and the shares of Common Stock underlying such Option have been registered under the Securities Act. Because (i) no optionee may be granted options to purchase more than ten percent of the shares of Common Stock subject to the Option Plan and (ii) the grant of the $44.49 Option and the $46.61 Option under the Option Plan would have resulted in Mr. Smith receiving options in excess of such limitation, the $44.49 Option and the $46.61 Option were granted outside the Option Plan. The Company has agreed to effect the registration under the Securities Act of the shares of Common Stock underlying the $44.49 Option and the $46.61 Option.

     The Board of Directors is submitting the $44.49 Option and the $46.61 Option for approval by the Company's stockholders in order to satisfy the provisions of Section 162(m) of the Code and the requirements of Nasdaq. Amounts includable in income upon the exercise of an option are excluded from the deduction limitations on compensation paid under Code Section 162(m) if, among other things, the material terms of the option are disclosed to and approved by the stockholders prior to exercise of the option. The only provision of Section 162(m) of the Code which the $44.49 Option and the $46.61 Option do not currently satisfy is the stockholder approval requirement. Accordingly, the Board of Directors is submitting the $44.49 Option and the $46.61 Option for the requisite approval by the Company's stockholders. In addition, under the rules of the National Association of Securities Dealers, Inc., stockholder approval is required to be obtained with respect to the $44.49 Option and the $46.61 Option.

     The Board of Directors recommends that stockholders vote FOR the approval of the $44.49 Option and the $46.61 Option.

                                    AUDITORS

     The Company has engaged Deloitte & Touche LLP to audit the Company's financial statements for fiscal 1997. Deloitte & Touche LLP audited the Company's financial statements for fiscal 1996 and the decision to retain Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

     A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting of Stockholders where he will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders is presently scheduled to be held on May 19, 1998. Any proposals of stockholders intended to be personally presented at such meeting must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of proxy no later than December 17, 1997.

                                                                                                HealthCare
                                                                                                COMPARE


                                                                                                IMPORTANT
                                                                                PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD,
                                                                                  DETACH AND RETURN IN THE ENCLOSED ENVELOPE.




                                                      DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
                                                    (continued from other side)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE PERFORMANCE-BASED COMPENSATION PROVISION OF THE EMPLOYMENT AGREEMENT
WITH THE COMPANY'S CHIEF EXECUTIVE OFFICER AND FOR THE APPROVAL OF THE GRANT OF TWO STOCK OPTIONS TO THE COMPANY'S CHIEF EXECUTIVE
OFFICER.






                                                                                        Signed:
                                                                                               ----------------------------------

                                                                                               ----------------------------------

                                                                                        Dated:                             , 1997
                                                                                               ----------------------------------

                                                                                        (Please sign proxy as name appears thereon.
                                                                                        Joint owners should each sign personally.
                                                                                        Trustees and others signing in a
                                                                                        representative capacity should indicate the
                                                                                        capacity in which they sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Please sign and date on reverse side)

                                                     HEALTHCARE COMPARE CORP.


                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JAMES C. SMITH, RONALD H. GALOWICH and JOSEPH E. WHITTERS and each of them, are hereby constitued and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of HEALTHCARE COMPARE CORP. (the "Company") standing in the name of the undersigned on the books of the Company at the close of business on March 31, 1997, at the Annual Meeting of Stockholders to be held at the offices of the
Company, 3200 Highland Avenue, Downers Grove, Illinois 60515, at 10:00 a.m., local time, on Tuesday, May 20, 1997, and at any postponements or adjourments thereof, as follows.


(1) ELECTION OF DIRECTORS                    / / FOR all nominees listed below                / / WITHHOLD AUTHORITY
                                             (except as marked to the contrary below)         to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
        Robert J. Becker, M.D., Michael J. Boskin, Ph.D., Daniel S. Brunner, Robert S. Colman,
Ronald H. Galowich, Harold S. Handelsman, Burton W. Kanter, Don Logan, Thomas J. Pritzker, David E. Simon, James C. Smith

(2) APPROVAL OF THE PERFORMANCE-BASED COMPENSATION PROVISION OF THE EMPLOYMENT AGREEMENT WITH THE
    COMPANY'S CHIEF EXECUTIVE OFFICER.


                / / FOR                         / / AGAINST                             / / ABSTAIN

(3) APPROVAL OF THE GRANT OF TWO STOCK OPTIONS TO THE COMPANY'S CHIEF EXECUTIVE OFFICER.

                / / FOR                         / / AGAINST                             / / ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors recommends a vote FOR proposals 1,2 and 3.






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